                                 Exhibit (h)(26)

                               Services Agreement
                                     between
                               Mellon Bank, N.A.,
                             One Group Mutual Funds
                                       and
                         The One Group Services Company

                                SERVICE AGREEMENT


         This Agreement is entered into as of August 1, 2000 by and among Mellon Bank, N.A., a national banking association, and each of its affiliates signing below, severally (each referred to severally as the "Service Provider"), One Group Mutual Funds (the "Trust) or series thereof identified on Schedule A attached hereto (the "Funds"), and The One Group Services Company ("the Company"), as the distributor of the Funds.

         The Service Provider provides administrative services comprised of recordkeeping, reporting and processing services (the "Administrative Services") to qualified employee benefit plans (the "Plans"). Administrative Services for each plan include processing and media transfer agreements for the investment and reinvestment of Plan assets in investment media specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries (the "Participants"). The Administrative Services are provided by the Service Provider under service agreements with various Plans.

         The Service Provider and the Company desire to facilitate the purchase and redemption of shares of the Funds (the "Shares") on behalf of the Plans and their Participants through one account in each Fund (an "Account") to be maintained of record by the Service Provider as nominee of the Plans, subject to the terms and conditions of this Agreement.

         Accordingly, the parties hereto agree as follows:

         1.   Performance of Services. The Service Provider agrees to perform
              -----------------------
the administrative services and functions specified in Schedule B attached hereto (the "Services") with respect to Shares owned by Plans and included in the Accounts.

          2.   Pricing Information. Each Fund or its designee will furnish the
               -------------------
Service Provider, on each business day that the New York Stock Exchange or such Fund's transfer agent is open for business ("Business Day"), with (i) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time) on the New York Stock Exchange or as at such earlier times at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading"), (ii) dividend and capital gains information as it becomes available, and (iii) in the case of income Funds, the daily accrual for interest rate factor (mil rate). The Funds shall use reasonable efforts to provide such information to the Service Provider by 7:00 p.m. Eastern Time on the same Business Day.

          3.   Orders and Settlement. Upon the receipt of instructions from
               ---------------------
Participants or Plan Representatives, the Service Provider will calculate order allocations among designated investment media and transmit to the transfer agent of each Fund orders to purchase or redeem Shares for specified Accounts on the basis of those instructions. The Service Provider agrees that orders for net purchases or net redemptions of Shares derived from instructions received in proper form by the Service Provider from Participants or Plan Representatives prior to the Close of Trading on any given Business Day will be processed that same evening and transmitted to the Company or its designee by 8:00 a.m. Eastern Time on the next Business Day. The Service Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by the Service Provider (or that Service Provider shall cause such payment to be wired) on the same Business Day such purchase orders are transmitted to the Company or its designee no later than 2:00 p.m. Eastern Time to a custodial account designated by the Company. Subject to the terms and provisions set forth in each Fund's current prospectus, Company agrees that payment for net redemptions of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Company on the same Business Day such redemption orders are transmitted to the Company or its designee no later than 2:00 p.m. Eastern Time to a custodial account designated by Service Provider. Subject to the Service Provider's compliance with the foregoing, the Service Provider will be considered an agent for the Funds for the sole and limited purpose of receiving Share purchase and redemption instructions, and the Business Day on which instructions are received in proper form by the Service Provider from Participants or Plan Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Instructions received in proper form by the Service Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with each Fund's then current prospectus unless a specific alternative is requested by a Plan. Notwithstanding the foregoing, the Service Provider will not be deemed to be a transfer agent of any Fund.

          4.   Account Information. The transfer agent of each Fund will provide
               -------------------
to the Service Provider: (a) daily confirmations of Account activity within five Business Days after each day on which a purchase or redemption of Shares is effected for the particular Account, and (b) monthly statements detailing activity in each Account within fifteen Business Days after the end of each month.

          5.   Maintenance of Records. The Service Provider shall maintain and
               ----------------------
preserve all records as required by law to be maintained and preserved in connection with providing the Services. Upon the request of any Fund or the Company, the Service Provider shall provide copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans and other materials, in each case (i) as are maintained by the Service Provider in the ordinary course of its business, and (ii) as may reasonably be requested to enable the Funds and the Company, its representatives, including without limitation its auditors and legal counsel, to (a) monitor and review the Services, (b) comply with any request of a governmental body or self regulatory organization or a Plan, (c) verify compliance by the Service Provider with the terms of this Agreement, (d) make required regulatory reports, or (e) perform general customer supervision. The Service Provider agrees that it will permit the Company or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

          6.   Fund Prospectuses. The Service Provider's performance of the
               -----------------
Services, including without limitation the purchase and redemption of Shares, shall be subject to the terms and conditions set forth in each Fund's prospectus.

          7.   Operation of Funds. In no way shall the provisions of this
               ------------------
Agreement limit the authority of any Fund or the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its Shares.

          8.   Representations with respect to the Funds. The Service Provider
               -----------------------------------------
and its agents shall not make representations concerning a Fund or Shares except those contained in the then current prospectus of such Fund, in current sales literature furnished by the Company to the Service Provider, and in current sales literature created by the Service Provider and submitted to and approved in writing by the Company in advance of any use. The Company will submit to the NASD sales literature submitted to the Company by the Service Provider.

          9.   Expense. Each Fund shall pay the cost of registration of its
               -------
shares with the Securities and Exchange Commission and the state securities commissions where such fund is registered. Each Fund shall bear the cost of preparing and printing, and shall distribute or cause to be distributed to the Service Provider, its proxy material, periodic Fund reports to shareholders and other material as such Fund may require to be sent to shareholders, other than confirmations, account statements and other materials to be prepared by Service Provider as part of the Services.

          10.  Relationship of Parties. Except to the limited extent provided in
               -----------------------
Section 3, it is understood and agreed that all Services performed hereunder by the Service Provider shall be as an independent contractor and not as an employee or agent of the Company or any of the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

          11.  Use of the Company Name.
               -----------------------

          (a) Except as otherwise expressly provided for in this Agreement, the Service Provider shall not use, nor shall it allow its employees or agents to use, the name or logo of the Company, any affiliate of the Company, or any products or services sponsored, managed, advised, administered, or distributed by the Company or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of an authorized officer of the Company.

          (b) Except as otherwise expressly provided for in this Agreement, the Company shall not use, nor shall it allow its employees or agents to use, the name or logo of the Service Provider, any affiliate of the Service Provider, or any products or services sponsored, managed, advised, administered, or distributed by the Service Provider or any of its affiliates, for advertising, trade, or other commercial or noncommercial purposes without the express prior written consent of an authorized officer of Service Provider.

          12.  Confidentiality. Neither party shall disclose or make use of,
               ---------------
directly or indirectly, any trade secret, technical, business or confidential information or material, including without limitation financial information, proposed new products, business or marketing strategies, plans, or techniques, new communication or electronic fund transfer methods, sales or volume reports, shareholder or customer lists, dealer lists, or prospective investor lists pertaining to or owned by the other party.

         The obligation to treat information and materials as confidential shall not apply to items that: (a) are in the public domain, (b) are in the possession of a party as of the date of this Agreement, (c) are independently developed or obtained by a party, or (d) are obtained rightfully by a party from third parties without a breach by such third parties of any obligation of confidentiality.

         13.    Termination. This Agreement will automatically terminate in the
                -----------
event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated by the Trust or by the Service Provider, without penalty, upon ninety (90) days prior written notice to the other party. This Agreement also may be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plans or any agreement relating to such Plans, including this Agreement, or by a vote of a majority of the shares of a Fund, with respect to such Fund, on sixty days written notice.

         14.    Indemnification.
                ---------------

         (a) The Service Provider agrees to indemnify and hold harmless the Company, the Funds, the Funds' investment advisers, the Funds' administrators, and each of their officers, directors, employees and agents against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject, including reasonable attorneys fees and expenses, insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon any action or failure to comply with the terms of this Agreement resulting from (i) the Service Provider's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Service Provider's breach of any material provision of this Agreement, or (iii) the Service Provider's breach of a representation, warranty or covenant made in this Agreement.

         (b) Company agrees to indemnify and hold harmless the Service Provider, and its officers, directors, employees and agents against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject, including reasonable attorneys fees and expenses, insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon any actions resulting from (i) Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Company's breach of any material provision of this Agreement, (iii) Company's breach of a representation, warranty or covenant made in this Agreement, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus or statement of additional information of a Fund, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) Promptly after receipt by any indemnitee under this Section 14 of notice of the commencement of any action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indemnitor of the commencement thereof in accordance with the provisions of Section 15 hereof within 7 days after the summons or other first legal process shall have been served, unless within such 7 days the indemnitor shall have been served in the same action, in which case such notification may be given within 60 days, provided that the omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this Section 14 except to the extent that the indemnitor has been prejudiced in any material respect by such failure. The omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this
Section 14. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement thereof, the indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel of good standing, the defendant or defendants in such action shall bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named a defendant or defendants in such action for the fees and expenses of one single additional counsel agreed upon by them. If the indemnitor assumes the defense of any such action, the indemnitor shall not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent each indemnitee receives from such claimant an unconditional release from all liability in respect of such claim.

         15.   Notice. Each notice required by this Agreement shall be given in
               ------
writing and delivered personally or mailed by certified mail to the other party at the following address or such other address as each party may give notice to the other:

               If to the Service Provider, to:

               Dreyfus Service Corporation
               144 Glenn Curtiss Blvd.
               Uniondale, NY 11556
               Attention: William Glenn
               with a copy to:

               The Dreyfus Corporation
               200 Park Avenue
               New York, NY 10166
               Attn: General Counsel

               If to the Company or any Fund, to:

               The One Group Services Company
               3435 Stelzer Road
               Columbus, OH 43219
               Attention: Mark S. Redman

A notice given pursuant to this Section 15 shall be deemed given immediately when delivered personally and three (3) days after the date of certified mailing.

          16.  Fees.
               ----

          (a) In consideration of the Service Provider's performance of the Services, the Company agrees to pay the Service Provider the fees described in Schedule C ("Administrative Fees").

          (b) The parties agree that the Administrative Fees are for administrative and shareholder services only and do not constitute payment in any manner for investment advisory services or for services as a distributor of the Funds.

          (c) The Company will calculate the Administrative Fees at the end of each month, and the Company will make payment to the Service Provider within 30 days after its calculation thereof Each payment will be accompanied by a statement showing the calculation of the Administrative Fees.

          17.  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of New York applicable to agreements fully executed and to be performed therein.

          18.  Additional Representations, Warranties and Covenants.
               ----------------------------------------------------

          (a) Each party represents, warrants and covenants that: (i) it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity; (ii) it has full power and authority under applicable law and has taken all action necessary to enter into and perform this Agreement; and (iii) it shall comply with all applicable federal and state laws and regulations, including securities laws.

          (b) The Service Provider further represents, warrants and covenants that the arrangements provided for in this Agreement will be disclosed to the Plan through the Plan Representative.

          (c) Company further represents, warrants and covenants that: (i) this Agreement shall constitute a valid and binding obligation of Company and each Fund enforceable against them in accordance with its terms; (ii) it is and shall remain a broker/dealer registered with the Securities and Exchange Commission ("SEC") pursuant to the Securities and Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers ("NASD"); (iii) the Funds' advisers(s) are duly registered as investment advisers under the Investment Advisers Act of 1940 or are exempt from the requirements of such registration, the Funds are duly registered as investment companies under the Investment Company Act of 1940, and the shares of the Funds are duly registered under the Securities Act of 1933; (iv) the shares of each of the Funds are registered or otherwise qualified for sale to the public in all states of the United States except as may be disclosed in writing by company to Service Provider on at least five days' notice; (v) it and each of the Funds shall comply with any law or regulation of applicable regulatory authorities including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the rules and regulations thereunder, as well as the applicable Rules of Fair Practice of the NASD and the laws of the states and other jurisdictions in which such Funds are registered or otherwise qualified for sale to the public; and (vi) any advertising or sales literature that it provides to the Service Provider with respect to the Funds shall have satisfied all requirements of law and regulation including, without limitation, any requirements of filing with the SEC, NASD or other entity.

          19.  Complete Agreement. This Agreement contains the full and complete
               ------------------
understanding of the parties and supersedes all prior representations, promises, statements, arrangements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

          20.  Modification. This Agreement may be modified or amended, and the
               ------------
terms of this Agreement may be waived, only by a writing signed by each of the parties.

          21.  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          22.  Survival. The provisions of Sections 5, 11, 12, and 14 shall
               --------
survive termination of this Agreement.

          23. The name "One Group Mutual Funds" and "Trustees of One Group Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.







                 THE REST OF TIHS PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year set forth above.


DREYFUS SERVICE CORPORATION                   THE ONE GROUP SERVICES COMPANY


By:  /s/  William L. Glenn                    By:     /s/   Mark S. Redman
     ------------------------------               -----------------------------

Name   William L. Glenn                       Name   Mark S. Redman
     ------------------------------                ----------------------------

Title   Senior Vice President                 Title  President
       ----------------------------                 ---------------------------


MELLON BANK, N.A. ONE GROUP MUTUAL FUNDS


By   /s/ William B. Hudock                    By:  /s/  James T. Gillespie
   --------------------------------                ----------------------------

Name  William B. Hudock                       Name   James T. Gillespie
     ------------------------------                 ---------------------------

Title   Agent                                 Title  Vice President
      -----------------------------                 ---------------------------


BOSTON SAFE DEPOSIT AND TRUST COMPANY


By:    /s/ John Geli
    -----------------

Name   John Geli
       ---------------------------

Title   Agent
       ---------------------------



___________________, acting in his/her capacity as __________________ of each
Fund listed on Schedule A attached hereto, hereby executes this Agreement on behalf of each such Fund by their duly authorized officers as of the date and year set forth above.




                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                   SCHEDULE A
                                   ----------


--------------------------------------------------------------------------------
FUND NAME                                 CLASS             CUSIP        QUOTRON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
One Group Balanced Fund                      A           681937470         OGASX
--------------------------------------------------------------------------------
One Group Large Cap Growth                   A           681937249         OLGAX
--------------------------------------------------------------------------------
One Group Large Cap Value                    A           681937876         OLVAX
--------------------------------------------------------------------------------
One Group Mid Cap Growth                     A           681937728         OSGIX
--------------------------------------------------------------------------------
One Group International Equity Index         A           681937561         OEIAX
--------------------------------------------------------------------------------
One Group Mid Cap Value                      A           681937751         OGDIX
--------------------------------------------------------------------------------
One Group Equity Index                       A           681937827         OGEAX
--------------------------------------------------------------------------------
One Group Equity Income                      A           681937785         OIEIX
--------------------------------------------------------------------------------
One Group Diversified Equity                 A           681939815         PAVGX
--------------------------------------------------------------------------------
One Group Small Cap Growth                   A           681939849         PGSGX
--------------------------------------------------------------------------------
One Group Small Cap Value                    A           6823 IN305        PSOAX
--------------------------------------------------------------------------------
One Group Diversified Mid Cap                A           6823 IN701        PECAX
--------------------------------------------------------------------------------
One Group Diversified International          A           6823 IN867        PGIEX
--------------------------------------------------------------------------------
One Group Market Expansion Index             A           6823 IN826         N/A
--------------------------------------------------------------------------------
One Group Technology Fund                    A           6823 IN263         N/A
--------------------------------------------------------------------------------
One Group Investor Growth                    A           681939674         ONGAX
--------------------------------------------------------------------------------
One Group Investor Growth & Income           A           681939617         ONGIX
--------------------------------------------------------------------------------
One Group Investor Conservative Growth       A           681939641         OICAX
--------------------------------------------------------------------------------
One Group Investor Balanced                  A           681939575         OGIAX
--------------------------------------------------------------------------------
One Group Intermediate Bond                  A           681937264         OGBAX
--------------------------------------------------------------------------------
One Group Government Bond                    A           681937330         OGGAX
--------------------------------------------------------------------------------
One Group Short-Term Bond                    A           681937629         OGLVX
--------------------------------------------------------------------------------
One Group Income Bond                        A           681937652         ONIAX
--------------------------------------------------------------------------------
One Group Ultra Short-Term Bond              A           681937314         ONUAX
--------------------------------------------------------------------------------
One Group High Yield Bond                    A           68231N107         OHYAX
--------------------------------------------------------------------------------
One Group Treasury & Agency                  A           681939526         OTABX
--------------------------------------------------------------------------------
One Group Bond Fund                          A-d         6823 IN776        PGBOX
--------------------------------------------------------------------------------

                                   SCHEDULE B
                                   ----------

The Service Provider shall perform the following services as agent for the
Plans:

      1. Maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions and Share balances.

      2. Disburse or credit to the Plans and maintain records of all proceeds of redemptions of shares and all other distributions not reinvested in Shares.

      3. Prepare and transmit to the Plans periodic account statements showing the total number of Shares owned by each Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement and the dividends and other distributions paid to the plan during the statement period (whether paid in cash or reinvested in Shares).

      4. Transmit to the Plan Representative prospectuses, proxy materials, reports and other information provided by the Company or a Fund and required to be sent to shareholders.

      5. Transmit to the transfer agent of each Fund purchase orders and redemption requests placed by the Plans.

      6. Maintain all account balance information for the Plans and daily and monthly purchase summaries expressed in Shares and dollar amounts.

      7. Settle purchase orders and redemption requests placed by the Service Provider on behalf of the Plans in accordance with the terms of each Fund's prospectus.

      8. Transmit to customers appropriate prior written disclosure of any fees charged to the Plans.

                                   SCHEDULE C
                                   ----------

                               Administrative Fees
                               -------------------


                The Company shall pay the Service Provider a fee with respect to each Fund, calculated by the Company and paid monthly, equal to .25% per annum of the average daily net asset value of the Shares of such Fund that are held on behalf of the Plans in an Account for which the Service Provider is providing Services under this Agreement.